                                [EQUITABLE LOGO]


                     GROUP TAX SHELTERED ANNUITY CONTRACT


GROUP ANNUITY CONTRACT NO.   AC 5904

CONTRACT HOLDER:             UNITED STATES TRUST COMPANY OF NEW YORK

REGISTER DATE:               December 1, 1983

EFFECTIVE DATE:

This contract ("Contract") is issued in consideration of the payment to Equitable of the contributions made under this Contract.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

The provisions on the following pages are part of the Contract.

FOR THE CONTRACT HOLDER          FOR THE EQUITABLE

By                                      By
  ---------------------------------       ---------------------------------
                                                     President

Title                                   By
     ------------------------------       ---------------------------------
                                             Vice President & Secretary

Dated                                   By
     ------------------------------       ---------------------------------
                                                Assistant Register

Date of Issue                           At      New York, New York
             ----------------------             ----------------------------

At ----------------------------------
        (Head Office)


ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN ONE OR MORE SEPARATE ACCOUNTS MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.


No. 15,000                          AC 5904                              Page 1

                           This Page (2) is reserved
                       for information in connection with
                       the issuance of certificates under
                                 this Contract














No. 15,000                          AC 5904                              Page 2

                           This Page (3) is reserved
                       for information in connection with
                       the issuance of certificates under
                                 this Contract
























No. 15,000                          AC 5904                              Page 3

                             PART I -- DEFINITIONS


SECTION 1.01 EMPLOYER

The term "Employer" means (i) an educational organization employing a regular faculty which is a State, a political division of a State, or an agency or instrumentality of any one or more of the foregoing (within the meaning of Section 170(b)(1)(A)(ii) of the Internal Revenue Code of 1954, as amended (the "Code"), and (ii) an organization described in Section 501(c)(3) of the Code which is exempt from Federal income tax under Section 501(c) of the Code, which has entered into an Administrative Agreement as described on page 3 of the certificate issued to Participants pursuant to Section 5.09.

SECTION 1.02 PLAN

The term "Plan" means a defined contribution pension plan established by an Employer described in clause (ii) of Section 1.01 which has been determined by the Internal Revenue Service to meet the requirements for qualification under
Section 401(a) of the Code and which permits or requires amounts contributed thereunder to be applied under the Contract on behalf of the employees covered under the Plan.

SECTION 1.03 SALARY REDUCTION AGREEMENT

The term "Salary Reduction Agreement" means (i) an agreement between an Employer and an employee of the Employer with the meaning of Section 1.403(b)-1(b)(3) of the Federal income tax regulations, under which the employee agrees to accept a reduction in salary or to forego an increase in salary and to have such amounts applied under the contract for the employee's behalf and (ii) any program or arrangement (other than by use of agreements described above) pursuant to which an Employer makes contributions to the purchase of an annuity meeting the requirements of Section 403(b) of the Code.

SECTION 1.04 ANNUITY

The term "Annuity" means an annuity purchased in accordance with the terms of the Salary Reduction Agreement or the Plan to the extent the Salary Reduction Agreement and the annuity purchased pursuant thereto meets the requirements of
Section 403(b) of the Code or the Plan meets the requirements of Section 401(a) of the Code, whichever is applicable.

SECTION 1.05 PARTICIPANT

The term "Participant" means a person who has been enrolled by Equitable under the Contract through an Administrative Agreement and for whom the Employer has purchased an annuity under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable or the Employer and completed in a manner satisfactory to Equitable.


No. 15,000                          AC 5904                              Page 4

SECTION 1.06 ADMINISTRATIVE AGREEMENT

The term "Administrative Agreement" means a written understanding between the Employer and Equitable which, among other things, may describe,

   (i) procedures for facilitating the enrollment of Participants under the Contract,

   (ii) procedures pursuant to which contributions may be made under the Contract on behalf of Participants,

   (iii) procedures for facilitating the communication to Participants of information prepared by Equitable concerning the Contract and enrollment and contributions thereunder, and

   (iv) the extent to which the Employer will perform any services in connection with the Contract which would otherwise be performed by Equitable.

SECTION 1.07 RETIREMENT DATE

The term "Retirement Date" means the date on which the Participant will attain the retirement age specified in the Participant's enrollment form. Any time prior to reaching this Retirement Date, the Participant may elect to change the Retirement Date to another Retirement Date, which may be the first day of any calendar month after the filing of the election. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at: Equitable Retirement Products Center, P.O. Box 1910, Boston, MA 02115 or any other address that Equitable designates in written notice to the Participant.

If no age has been specified in the enrollment form, the Retirement Date will be deemed the first day of the calendar month following the month the Participant attains age 65, or, if later, the Retirement Date provided under the Plan. No Retirement Date shall be earlier than the date of attainment of age 55.

SECTION 1.08 DEFINITIONS RELATING TO THE GUARANTEED RATE ACCOUNT

GUARANTEES: Each contribution allocated to a Participant's Guaranteed Rate Account will be assigned to one or more of a group of Guarantees, each of which will be distinguished by,

     (i)  its Contribution Quarter, as defined below,

     (ii)  its Duration, as defined below, and

     (iii) its Guarantee Rate, as defined below.

No. 15,000                          AC 5904                              Page 5

CONTRIBUTION QUARTER: The Contribution Quarter for a particular Guarantee is that calendar quarter during which Participant contributions may be assigned to that Guarantee. After the expiration of the Contribution Quarter for a Guarantee, no further contributions may be assigned to that Guarantee.

DURATION: The Duration for a Guarantee commences on the first day of the Contribution Quarter for that Guarantee and ends on the last day of a calendar quarter that is specified at the time the applicable Guarantee Rate (as defined below) is established, as described below.

GUARANTEE RATE: The Guarantee Rate for a particular Guarantee is the effective annual rate of interest applicable throughout the Duration of that Guarantee. Equitable will establish and announce the Guarantee Rate at least 15 days prior to commencement of the Contribution Quarter. The Guarantee Rate will never be less than 3% per annum.

GUARANTEE ACCRUED VALUE: A Participant's Accrued Value with respect to a particular Guarantee will be equal to the sum of that Participant's contributions assigned to that Guarantee, including transfers, plus the amount of interest credited with respect to that Guarantee, minus the sum of the withdrawals made with respect to that Guarantee, including transfers and Withdrawal Charges, defined below, and any applicable Participant Service Charges, as set forth in Section 3.08. Such Accrued Value will be credited with interest daily at an annual effective rate of interest equal to the Guarantee Rate.

GUARANTEE WITHDRAWAL CHARGE: Any transfers or withdrawals with respect to a Guarantee prior to the end of the Duration of that Guarantee, except for withdrawals for Participant Service Charges as set forth in Section 3.08, or for death or disability benefits as set forth in Section 3.10, or upon the election of an Annuity Benefit pursuant to Section 4.03 will be subject to a Withdrawal Charge. The Withdrawal Charge will be equal to the lesser of (i) 7% of the amount transferred or withdrawn (including the amount of such Withdrawal Charge), and (ii) the "interest attributable" to the amount transferred or withdrawn, defined as (a) times the excess of (b) over (c), where

   (a) is the amount transferred or withdrawn from a Guarantee divided by the Participant's Accrued Value with respect to that Guarantee;

   (b) is such Accrued Value; and

   (c) is the excess to date of (i) the Participant's Contributions, including transfers, assigned to that Guarantee over (ii) "Net Withdrawals" with respect to that Guarantee.

The "Net Withdrawals" with respect to a Guarantee are the actual amounts credited to a Participant through transfers with respect to that Guarantee pursuant to Section 3.05, and the actual amounts paid to a

No. 15,000                          AC 5904                              Page 6
participant through partial withdrawals with respect to that Guarantee pursuant to Section 3.06, exclusive of any withdrawal charge assessed. Withdrawals of Participant Service Charges from a Guarantee are not included in Net Withdrawals.

SECTION 1.09 STATE PREMIUM TAXES

The term "State Premium Taxes" means any premium tax applicable to the purchase of annuities.



No. 15,000                          AC 5904                              Page 7

                        PART II -- THE SEPARATE ACCOUNTS

SECTION 2.01 SEPARATE ACCOUNTS

The term "Separate Accounts" means the following separate accounts maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts:

NAME               INVESTMENTS
----

Separate Account No. 301:     Primarily in short-term money market instruments.

Separate Account No. 302:     Primarily in common stocks.

Separate Account No. 303:     Primarily in publicly-traded debt securities.

Separate Account No. 304:     Primarily in publicly-traded common stocks,
                              publicly-traded debt securities, and short-term money market instruments.

It is contemplated that investments in the Separate Accounts will, at most times, consist of the investments indicated above. Equitable may, however, at its discretion invest the assets of a Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make. The assets of each Separate Account may be temporarily held uninvested for such periods as Equitable may determine.

In lieu of making such investments directly, Equitable reserves the right, subject to applicable law, to operate any Separate Account as a "unit investment trust" under the Investment Company Act of 1940, or in any other form permitted by law, which invests all or part of its assets in shares or units of a fund the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

All income and all gains and losses, whether or not realized, from assets allocated to a Separate Account will be credited to or charged against that Separate Account without regard to the other income, gains, or losses of the Equitable.

Equitable reserves the right, subject to compliance with applicable law including approval of the Contract Holder or Participants if required, (1) to create new separate accounts, (2) to combine any two or more Separate Accounts,
(3) to transfer assets determined by Equitable to be attributable to the class of contracts to which the Contract belongs from any of the Separate Accounts to another separate account by withdrawing the same percentage of

No. 15,000                          AC 5904                              Page 8
each investment in that Account with appropriate adjustments to avoid odd lots and fractions, (4) to cause the registration or deregistration of a Separate Account under the Investment Company Act of 1940, (5) to operate a Separate Account under the direction of a committee, and to discharge such committee at any time, and (6) to restrict or eliminate any voting right of Participants or other persons who have voting rights as to a Separate Account.

Assets of the Separate Accounts are subject to charges, to be made as described in the Net Assets provision of Section 2.02.

The assets of each of the Separate Accounts are the property of Equitable; however, the portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Separate Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Account in excess of such reserves and contract liabilities to the general account of Equitable.

SECTION 2.02 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS

VALUATION PERIOD: The Valuation Period for Separate Account No. 301 starts from the close of trading on the New York Stock Exchange and ends at the corresponding time on the next Business Day. A Business Day for Separate Account No. 301 is any day on which the New York Stock Exchange is open for trading.

The Valuation Period for each Separate Account except Separate Account No. 301 starts from the close of trading on all the National Securities Exchanges on a Business Day and ends at the corresponding time on the next Business Day. A Business Day is any day on which any National Securities Exchange is open for trading. A National Securities Exchange is one that is registered as such under the Securities Exchange Act of 1934.

NET ASSETS: For a Separate Account, the Net Assets equal the value of the assets in the Separate Account at the close of business of a Valuation Period, minus the sum of (1) Expenses, and (2) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account.

NET INVESTMENT FACTOR: For a Separate Account, the Net Investment Factor for a Valuation Period is the Net Assets at the close of business of that Valuation Period (but before giving effect to any amounts allocated or amounts withdrawn during that Valuation Period), divided by the Separate Account's Net Assets at the close of business of the preceding Valuation Period.

UNIT: The Unit is a Unit used in determining the value of the interest of a Participant's Investment Account in a Separate Account while an Account for such participant is being maintained under the Contract.


No. 15,000                          AC 5904                              Page 9

UNIT VALUE: The Unit Value for each Separate Account was initially established at $10.00 on February 5, 1982. The Unit Value with respect to a Separate Account for each subsequent Valuation is the Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such subsequent Valuation Period.

EXPENSES: The Expenses which may be charged to a Separate Account for a Valuation Period are as follows:

  (1) Any amount charged against the Separate Account by Equitable during such Valuation Period to cover certain expenses incurred in the organization and operation of the Separate Account, including, but not limited to taxes, interest, brokerage fees and commissions, if any, fees of the Separate Account Committee members who are not affiliated with Equitable, Committee meeting costs, Securities and Exchange Commission fees and certain related expenses including printing of registration statements and amendments, charges relating to custody of securities, certain insurance premiums, outside auditing and legal expenses, and certain of the costs of maintaining participant services.

  (2) The daily charge against the Separate Account for each day in such Valuation Period for administrative expense charges, calculated on the basis of an effective annual rate of 0.25% of the value of the assets in the Separate Account.

  (3) The daily charge against the Separate Account for each day in such Valuation Period for investment management services, calculated on the basis of an effective annual rate of:

      (i) as to Separate Account No. 301 and Separate Account No. 303, 0.35% of the first $250 million, 0.325% of the next $250 million, and 0.30% of any excess over $500 million of the value of the assets then in the Separate Account, and

      (ii) as to Separate Account No. 302 and Separate Account No. 304, 0.50% of the first $250 million, 0.45% of the next $250 million, and 0.40% of any excess over $500 million of the value of the assets then in the Separate Account.

If the aggregate expenses of the Separate Account for a calendar year (including the charges described in sub-paragraphs (1), (2), and (3) of this definition but excluding interest, taxes, brokerage and, with the consent of appropriate state regulatory authorities, extraordinary expenses) should exceed a charge determined on the basis of an effective annual rate of (i) 1.0%, as to Separate Account No. 301, or (ii) 1.5%, as to Separate Account No. 302, Separate Account No. 303, and Separate Account No. 304, of the assets in such Separate Account during such calendar year, then Equitable shall reimburse the Separate Account for the excess.

The value of the assets in the Separate Accounts, shall be taken at their market value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices, and applicable laws and regulations.

No. 15,000                          AC 5904                             Page 10

                       PART III -- PARTICIPANT'S ACCOUNT

SECTION 3.01 ACCOUNTS

Equitable will maintain at least one Account under the Contract for each Participant. Each such Account will contain one or more sub-accounts, hereinafter called "Investment Accounts." The Employer will designate in the Administrative Agreement the investment media to be made available for Investment Accounts for the Employer's Participants, which must include the Money Market Investment Account. Such designated Investment Accounts will appear on page 3 of the certificates to be issued to the Employer's Participants pursuant to Section 5.09. Any amounts allocated to an Investment Account will either become part of the general assets of Equitable ("General Account"), which support the guarantees of the Contract and other contracts, or part of a Separate Account applicable to that Investment Account, as follows:



         Investment Accounts            Applicable Investment Medium
------------------------------------   -----------------------------
   Money Market Investment Account     Separate Account No. 301
   Stock Investment Account            Separate Account No. 302
   Bond Investment Account             Separate Account No. 303
   Balanced Investment Account         Separate Account No. 304
   Guaranteed Rate Account             General Account

Any amounts withdrawn from these Investment Accounts will no longer be part of the General Account or the applicable Separate Accounts.

SECTION 3.02 ACCOUNT BALANCES OF INVESTMENT ACCOUNTS

On any day, the Account Balance of a Participant's Investment Account, other than the Guaranteed Rate Account, will be equal to the product of the number of Units in that Investment Account on that date and the Unit Value for the applicable Separate Account for the Valuation Period which includes that date. The number of Units in such an Investment Account on any date will be equal to the sum of any Units credited to that Investment Account minus the sum of any Units charged against that Investment Account. On any Valuation Date when a designated amount is allocated to or withdrawn from such an Investment Account, the Investment Account will be credited or charged, as the case may be, with a number of Units determined by dividing the designated amount by the applicable Unit Value for the Valuation Period which includes that date.

On any day, the Account Balance of a Participant's Guaranteed Rate Account will be equal to the sum of the Accrued Values, on such day, with respect to all the Guarantees to which contributions of that Participant have been allocated. On any day, a Participant's Cash Value with respect to a particular Guarantee will be equal to the Accrued Value with respect to that Guarantee minus any applicable Guarantee Withdrawal Charge, as set forth in Section 1.08.

No. 15,000                          AC 5904                             Page 11

SECTION 3.03 CONTRIBUTIONS

The Employer is to make contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the Participant's Salary Reduction Agreement, or, if applicable, the terms of the Plan. The Employer is to specify the Participant with respect to whom each contribution is being made and the amount to be allocated to each Investment Account as designated by the Participant.

Contributions made under the Contract are subject to the following conditions:

   1. Any contribution made for the Participant by any means other than through payroll deduction may be made only subject to Equitable's rules then in effect. Each contribution made other than through payroll deduction must be at least $250 or, if applicable, such greater amount as may be required by the terms of the Plan. This minimum Contribution amount will be stated on page 3 of the certificates issued pursuant to
       Section 5.09. The $250 minimum Contribution requirement shall not be applicable if it would prevent the Participant from contributing up to the maximum deductible contribution allowed the Participant in the Participant's then current tax year.

   2. A contribution may be made under the Contract for a Participant consisting of amounts derived from a plan or a "Tax Sheltered Annuity" meeting the requirements of Section 403(b) of the Internal Revenue Code in which the Participant had an interest.

   3. Any contribution allocated to a Participant's Guaranteed Rate Account which is not made by payroll deduction must be received by Equitable during the first fifteen calendar days of the Contribution Quarter for the Guarantee Period to which the allocation is assigned. That portion of any contribution received after the first such fifteen calendar days which is allocated to the Guaranteed Rate Account will be deemed a contribution made without appropriate direction and allocated in accordance with subsection 3 of Section 3.04.

   4.  Equitable reserves the right:

       (a) to refuse to accept a contribution for a Participant's taxable year if such contribution would bring the aggregate amount of contributions for such taxable year to more than the maximum amount allowed by the applicable Sections of the Code.

       (b) Upon the advance written request of the Participant's Employer, to establish a minimum contribution requirement with respect to contributions made by the Participant through payroll deduction by the Participant's Employer pursuant to an Administrative Agreement.

       (c) to change the $250 minimum contribution requirement in subsection 1 of this Section, and

       (d) to change the contribution timing requirement in subsection 3 of this Section.


No. 15,000                          AC 5904                             Page 12

   5. Any contribution will be deemed by Equitable to be made for the Participant's current taxable year unless the Participant specifies in writing to Equitable, subject to applicable requirements of the Internal Revenue Code and regulations thereunder, that such contribution is for the Participant's prior taxable year.






No. 15,000                          AC 5904                             Page 13

SECTION 3.04 ALLOCATIONS

Each Contribution made with respect to a Participant pursuant to Section 3.03 will be allocated to the Participant's Investment Accounts, subject to the following conditions:

   1. The direction of the allocation of Contributions to the Participant's Investment Accounts shall be in terms of whole percentages.

   2. Allocations will be made as of the date on which Equitable receives the contribution as provided in the Administrative Agreement in the case of payroll deductions or at the address shown on page 3 of the certificate to be issued to the Participant pursuant to Section 5.09 in the case of Contributions other than through payroll deductions.

   3. Any Contribution made without appropriate direction as to its allocation will be allocated to the Money Market Investment Account.

   4. The Participant may change the allocation of future Contributions upon written notice to Equitable at the address shown on page 3 of the Certificate to be issued to the Participant pursuant to Section 5.09. Except with respect to allocations to the Guaranteed Rate Account which must be received within the first fifteen calendar days of a Contribution Quarter, if a Contribution made other than through payroll deduction accompanies the written notice, the change shall be effective as of the date of the receipt of the Contribution. Allocation changes unaccompanied by a check shall be effective as the date of the first Contribution received after Equitable's receipt of the Participant's written notice. Equitable reserves the right to limit, upon at least 90 days advance notice to the Participant, the number of such changes allowed in a calendar year, and with respect to the Guaranteed Rate account, the timing and effective date of such allocation changes.

   5. If Equitable offers more than one Guarantee during a Contribution Quarter, Contributions allocated to the Participant's Guaranteed Rate Account during that Contribution Quarter will be allocated among the Guarantees receiving contributions during such Contribution Quarter in accordance with the instructions of the Participant. If Contributions are received with instructions for allocation to Guarantee Period whose Durations differ from those being offered during that Contribution Quarter, the part of the Contribution which cannot be allocated in accordance with those instructions will be assigned to the Guarantee with the next shorter Duration to which Contributions are being assigned during that Contribution Quarter, or, if Contributions are not being assigned to a Guarantee with a shorter Duration than that requested, then to the Guarantee of the shortest Duration that is being offered.

SECTION 3.05 TRANSFERS

A Participant may transfer amounts among the Investment Accounts maintained for the Participant under the Contract, subject to the following conditions:

   1. The request for the transfer must be made in writing and will be effective as of the later of the date specified in such request and the date Equitable receives such request at the address shown on page 3 of the certificate to be issued to the Participant pursuant to Section 5.09, except as set forth in subsection 4 below. Telephone transfers may also be permitted if authorized by the Participant in writing.



No. 15,000                          AC 5904                             Page 14

   2. The amount so transferred will be allocated as of the date of transfer to the Investment Account, or among the Investment Accounts, selected by the Participant, except as set forth in subsection 4 below.

   3. If only a part of the amount in an Investment Account is to be transferred, such transfer will be made only if the amount to be transferred is at least $250. Upon at least 90 days advance notice to the Participant, Equitable may change the dollar amount appearing in the immediately preceding sentence.

   4. A transfer to the Guaranteed Rate Account from any of the other Investment Accounts may be made only during the first fifteen calendar days of a Contribution Quarter. Transfers may not be made from one Guarantee in the Guaranteed Rate Account to another. Transfers from a Guarantee in the Guaranteed Rate Account may not be made during the Contribution Quarter with respect to that Guarantee, except that amounts assigned to that Guarantee from a Guarantee ending on the last day of the previous contribution Quarter may be transferred from the new Guarantee during the first fifteen calendar days of the new Contribution Quarter. Any other transfer may be made at any time.

   5. Upon at least 90 days advance notice to the Participant, Equitable may limit the number of the transfers that a Participant may make in any twelve month period.

   6. Transfers from the Guaranteed Rate Account are subject to the Guarantee Withdrawal Charge described in Section 1.09.

SECTION 3.06 PARTIAL WITHDRAWALS

A Participant may elect by written notice to Equitable to make a partial withdrawal from the Participant's Investment Accounts on or before such Participant's Retirement Date. Partial withdrawals are subject to any applicable restrictions under the terms of the Plan and to Equitable's advance written consent if such withdrawal is for an amount of less than $250. If the election would result in the sum of the amounts then in the Participant's Investment Accounts being less than $10, Equitable will deem such election to be instead an election by the Participant to terminate participation under the Contract and will make the payment described in Section 3.09 in lieu of any payment under this Section unless the Participant requests that the certificate issued pursuant to Section 5.09 be permitted to remain in effect and Equitable agrees.

Upon partial withdrawal, Equitable will pay to the Participant the lesser of
(i) the sum of the Account Balances of his Investment Accounts other than the Guaranteed Rate Account, minus a $5 processing charge, and the Cash Value of the Guaranteed Rate Account, or (ii) the amount of partial withdrawal requested minus a $5 processing charge.

No. 15,000                          AC 5904                             Page 15

Unless Equitable is otherwise directed by the Participant, the amount so paid will be withdrawn from the Participant's Investment Accounts in proportion to the amount of the Participant's Account Balance in each such Investment Account. The $5 processing charge will be withdrawn from the Investment Accounts other than the Guaranteed Rate Account. Unless otherwise directed by the Participant, withdrawals from the Guaranteed Rate Account will be made from the Guarantee with the most recent Contribution Quarter of each Duration (that is, one year, three year and so forth) represented in the Participant's Guaranteed Rate Account in the same proportion that the sum of the Accrued Values of the Participant's Guarantees of each Duration bears to the Account Balance of the Participant's Guaranteed Rate Account, or, if such Accrued Values prove insufficient from the Guarantee or Guarantees with the next most recent Contribution Quarter.

Notwithstanding anything to the contrary in this Section, withdrawals pursuant to this Section may not be made from a Guarantee in the Guaranteed Rate Account during its Contribution Quarter.

Upon any payment to a Participant pursuant to this Section, Equitable will be released from any and all liability for payments with respect to the contributions from which the amounts so withdrawn arose.

Payments to the Participant pursuant to this Section may be deferred by Equitable in accordance with the provisions of Section 5.06.

SECTION 3.07 EXPIRATION OF THE GUARANTEE

At the end of the Duration of a Guarantee, Equitable will assign the Accrued Value with respect to that Guarantee (i) to the Guarantee of similar Duration to which contributions are being assigned during the Contribution Quarter next following, (ii) if no Guarantee of similar Duration is being offered, to the Guarantee with the shortest Duration being offered, or (iii) as elected by the Participant pursuant to instructions received on or before the end of the Guarantee.

SECTION 3.08 PARTICIPANT SERVICE CHARGE

Amount:

At least once in each calendar quarter, Equitable will withdraw from each Participant's Account a Participant Service Charge for administrative expenses.


The amount of such charge shall be determined by Equitable with respect to each Employer but will not be more than a maximum charge of $7.50 for each Participant in each calendar quarter. The amount determined by Equitable with respect to each Employer will be based on such factors as (i) the method by which contributions are being made under the Contract (payroll deduction, direct contribution or other), (ii) the number of Participants contributing through the same payroll deduction facility or Employer, (iii) the total contributions Equitable estimates will be made pursuant to the Administrative Agreement, (iv) the nature of the Employer, (v) the extent to which, as determined by Equitable, the Employer provides services pursuant to the Administrative Agreement that Equitable would otherwise provide, (vi) any other circumstances having an impact on Equitable's administrative expenses, and
(vii) whether the Participant is then receiving payments under the periodic distribution option described in Section 4.04.

No. 15,000                          AC 5904                             Page 16

Each such charge will be withdrawn from the Participant's Investment Accounts in proportion to the amount the Account Balance in each Investment Account bears to the sum of the Account Balances of the Participant's Investment Accounts. Such withdrawals will reduce (i) the Participant's Accrued Values with respect to the Guarantees with the most recent Contribution Quarter of each Duration (that is, one year, three year and so forth) represented in the Participant's Guaranteed Rate Account in the same proportion that the sum of the Participant's Accrued Values with respect to the Guarantees of each Duration bears to the Account Balance of the Participant's Guaranteed Rate Account, or, if such Accrued Values prove insufficient, from the Guarantee or Guarantees with the next most recent Contribution Quarter and so on until sufficient amounts have been withdrawn, and (ii) the number of Units in the Participant's other Investment Accounts.

The initial Participant Service Charge for a Participant shall be stated on page 3 of the certificate issued to the Participant pursuant to Section 5.09.

Equitable reserves the right to withdraw the Participant Service Charge more or less frequently than once each calendar quarter, but the amount will never exceed $30 per annum. The Participant Service Charge is deducted first from Contributions to the Guaranteed Rate Account, including transfers from other Investment Accounts, and then from accrued interest. If Contributions to the Guaranteed Rate Account are less than the applicable Participant Service Charge in any year, the total Participant Service Charge for that year will not exceed the amount of interest in excess of 3% which is credited to the Guaranteed Rate Account in the absence of a service charge.

Employer Payment:

Pursuant to the terms of the Administrative Agreement the Employer may make a contribution of an amount equal to the Participant Service Charge then due for all the Employer's Participants covered by Equitable's TSA program. If such a Contribution is made, no withdrawal from the Participant's Account will then be made pursuant to this Section.

SECTION 3.09 TERMINATION OF PARTICIPATION

Subject to any applicable restrictions under the terms of the Plan, and on or before a Participant's Retirement Date, the Participant may elect by written notice to terminate participation under the Contract. Written notification must be received at the address on page 3 of the certificate to be issued to the Participant pursuant to Section 5.09. As of the date of receipt of such notice, Equitable will determine and, subject to Section 5.06, pay the Participant the Account Balances of the Participant's Investment Accounts other than the Guaranteed Rate Account, minus a $5 processing charge and the Cash Value of the Participant's Guaranteed Rate Account, less the then applicable Participant Service Charge.

Equitable may elect to terminate the Participant's participation under the Contract if no contribution has been made by or on behalf of the Participant for at least three years from the date of the last contribution to the Participant's Account and if the sum of the Account Balances of the Participant's Investment Accounts does not exceed $2,000 or would, if it were then the Participant's Retirement Date, provide an Annuity Benefit of less than $20 per month. Upon so electing, the Equitable will determine and, subject to
Section 5.06, pay to the Participant the sum of the Account

No. 15,000                          AC 5904                             Page 17

Balances of the Participant's Investment Account other than the Guaranteed Rate Account, and the Cash Value of the Participant's Guaranteed Rate Account minus the then applicable Participant Service Charge.

Upon payment pursuant to this Section, Equitable will be released from any and all liability for payments with respect to the Contributions from which the sum of the amounts then in the Participant's Investment Accounts arose.

SECTION 3.10 DEATH OR DISABILITY BENEFIT

If a Participant dies or becomes disabled while an Account for such Participant is being maintained under the Contract, Equitable, upon receipt of due proof of such death or disability, will pay, in a single sum to the Participant or the beneficiary designated by the Participant to receive such payment, the sum of the Account Balances of the Participant's Investment Accounts as of the date of such proof is received, minus any Participant Service Charge then applicable. Due proof of such death or disability must be received by Equitable at:
Equitable Retirement Products Center, P.O. Box 1910, Boston MA 02110.

Payment to the Participant or the beneficiary may be deferred by Equitable in accordance with the provisions of Section 5.06.

Upon any payment made pursuant to this Section, Equitable will be released from any and all liability for payment with respect to the contributions made for the Participant.

SECTION 3.11 OPTIONAL MODES OF SETTLEMENT

Any Participant may elect that all or any part of any amount that would otherwise be payable to the Participant's beneficiary in a single sum be paid to such beneficiary under an optional mode of settlement, subject to Equitable's rules in effect at the time of the election. The beneficiary may make such an election after the Participant's death if no such election made by the Participant is then in effect.

Any payee under an optional mode of settlement elected pursuant to this Section may designate (with the right to revoke or to change such designation) a beneficiary to receive any amount that, in the absence of such designation, would be payable to such payee's executors or administrators.

Any election of an optional mode of settlement may be revoked or changed by the Participant at any time before a payment is made thereunder. Any election, designation, revocation, or change shall be effective as of the date written notice thereof is filed with Equitable the address shown on page 3 of the certificate to be issued to the Participant pursuant to Section 5.09.

No. 15,000                          AC 5904                             Page 18

                          PART IV -- ANNUITY BENEFITS

SECTION 4.01 ANNUITY BENEFIT

The term "Annuity Benefit" means a series of monthly payments with respect to a specified person or persons payable in a specified dollar amount.

The term "Annuity Value" means the amount, determined on the Participant's Retirement Date, equal to the sum of the Account Balances of the Participant's Investment Accounts.

The term "Amount Applied" means the portion of the Annuity Value which the Participant elects to apply toward an Annuity Benefit pursuant to Section 4.02, less any applicable State Premium Tax as determined by Equitable, less an administrative fee of $175.

Each monthly payment under an Annuity Benefit under the Contract will be the amount provided pursuant to Section 4.03.

The Normal Form of an Annuity Benefit under the Contract is the Full Cash Refund Annuity form which provides for equal monthly payments to the Participant beginning on the Participant's Retirement Date and ending with the last monthly payment due before the Participant's death, and, upon receipt by Equitable of due proof of the Participant's death, a single sum payment to the beneficiary designated to receive such payment of an amount equal to the excess, if any, of the Amount Applied over the sum of all the annuity payments that have been paid to the Participant under the Contract.

SECTION 4.02 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS

As of a Participant's Retirement Date, provided such Participant is then living, the Participant's Annuity Value shall be applied to provide an Annuity Benefit on the Normal Form, unless such Participant elects as of such Retirement Date to (i) terminate participation under the Contract and receive the Cash Values of the Participant's Guaranteed Rate Account and the Account Balances of the Participant's other Investment Accounts as a single sum, (ii) have payments made under the periodic distribution option described in Section 4.04, (iii) have an Annuity Benefit provided pursuant to Section 4.03 or any other annuity form or combination of forms offered by Equitable subject to Equitable's rules then in effect, or (iv) have any combination of the three preceding options.

Notwithstanding anything to the contrary in the preceding paragraph, Equitable reserves the right to pay the Participant's Annuity Value to the Participant in a single sum if less than $2,000 would be applied to provide an Annuity Benefit or less than $20 per month would be payable under the Annuity Benefit or periodic distribution option.

Equitable will provide appropriate notice and election forms to a Participant [not more than six months or less than three months] before such Participant's Retirement Date.

Equitable has the right to require the Participant to furnish pertinent facts and determinations before providing an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.


No. 15,000                          AC 5904                             Page 19

SECTION 4.03 AMOUNT OF ANNUITY BENEFITS

If a Participant elects an Annuity Benefit, the Amount Applied will be applied as of the Participant's Retirement Date to provide the Annuity Benefit.

[The Amount Applied shall provide the Annuity Benefit on the basis of either
(i) the Table of Guaranteed Annuity Payments shown in Section 4.05, (ii) Equitable's current group annuity rates for payment of proceeds for the same class of annuitants, or (iii) Equitable's current group rates for a single consideration immediate annuity for the same class of annuitants, whichever rates would provide the largest benefit to the payee.] If current group annuity rates are used, such Participant's certificate will be replaced by an Equitable supplemental certificate.

The Table of Guarantee Annuity Payment set forth the minimum amount of monthly income that $1,000 of Participant's Amount Applied will provide under the Contract on the Full Cash Refund Annuity Form. The amounts of income provided under the Annuity Benefit are based on [3% interest and the 1983 Mortality Table and Projection Scale G.] The amounts of income for ages and annuity forms not shown in the table will be calculated on the same basis.

Equitable may change, by an amendment to the Contract, the monthly income amounts contained in the Table of Guaranteed Annuity Payments and the basis for determining such amounts, for new Participants, upon advance notice to the Contract Holder.

SECTION 4.04 PERIODIC DISTRIBUTION OPTION

The Participant may elect pursuant to Section 4.02 to receive the Account Balance of each of the Participant's Investment Accounts, other than the Guaranteed Rate Account, under the periodic distribution option. Such option, subject to the conditions set forth in the following paragraphs, provides a series of monthly installment payments over a number of whole years beginning as of the Participant's Retirement Date, or as soon thereafter as is practicable. The number of whole years will be the lesser of (i) the number of whole years designated by the Participant before the Participant's Retirement Date and (ii) the number of years equal to the greater of the life expectancy of the Participant, and the joint and last survivor expectancy of the Participant and the Participant's spouse as of the Participant's Retirement Date, rounded to the next lower year.

Conditions:

1. No payments may be made under the periodic distribution option from the Guaranteed Rate Account, and no amounts may be retained in the Guaranteed Rate Account while payments are being made under the periodic distribution option.

2. The monthly amount of installment payments shall be computed by Equitable monthly, beginning on the date as of which monthly installment payments commence and, thereafter, as of the first day of each succeeding month. The amount of each such monthly installment payment shall be determined by dividing the sum of the Account Balances of the Participant's Investment Accounts as of the first day of each such month by the number of months then remaining under the periodic distribution option, less a monthly transaction charge of $1.50 which will be deducted from the payment.


No. 15,000                          AC 5904                             Page 20

3. Each monthly installment payment before deduction of the $1.50 transaction charge will be withdrawn from the Participant's Investment Accounts in proportion to the amount of the Participant's interest in each such Investment Account immediately before such payment is made.

4. The Participant Service Charge will continue to be withdrawn from the Participant's Account in accordance with Section 3.08; during the last whole year of installment payments such charge shall be deducted as necessary from the last monthly installment payments made.

5.  While monthly installment payments are being made,

    (a) the participant may transfer amounts among the Investment Accounts other than the Guaranteed Rate Account maintained for the Participant pursuant to Section 3.01, but

    (b)       no Contributions may be made for or by the Participant.

6. The Participant may elect by advance written notice to have Equitable cease making monthly installment payments and instead pay in a single sum to the participant the sum of the Account Balances of the Participant's
    Investment Accounts minus a $5 processing charge. Upon making such payment Equitable will be released from any and all liability for payments with respect to the Contributions made for the Participant from which the payment arose.

7. No monthly installment payment shall be of an amount greater than the sum of the Account Balances of the Participant's Investment Accounts immediately before the due date of such payment.

8. If the Participant dies while monthly installment payments are being made, a single sum death benefit will be paid to the Participant's beneficiary pursuant to Section 3.10. Upon payment of such death benefit, Equitable will be released from any and all liability for payments with respect to the Contributions made for the Participant from which the death benefit payment arose.

    SECTION 4.05 PAYMENT OF BENEFITS

    Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

    If a benefit payable under the Contract was based on information about the Participant's age or identity that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Such adjustment, with interest at the rate of 6% per year, will be added to any payments thereafter falling due under the Contract with respect to the payee.

    The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

No. 15,000                          AC 5904                             Page 21

With respect to any other statements required as a condition of issuing a certificate to a Participant pursuant to Section 5.09, except statements relating to the disability benefit in Section 3.10, the certificate shall be incontestable after it has been in force during the lifetime of the participant for two years.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, in an amount not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If an annuity form made available by Equitable provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Upon election by a Participant pursuant to Section 4.02 of an annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person up whose life an annuity form depends.


No. 15,000                          AC 5904                             Page 22

                     TABLE OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

          Annuity Benefit Payable On The Full Cash Refund Annuity Form
             (Minimum Monthly Income Per $1,000 of Amount Applied)



  Age   Annuity Benefit
------ ----------------
  60        4.18
  61        4.26
  62        4.34
  63        4.43
  64        4.52
  65        4.62
  66        4.73
  67        4.83
  68        4.95
  69        5.07
  70        5.20

Amounts applicable for ages or for annuity forms not shown will be calculated by Equitable on the same actuarial basis.


No. 15,000                          AC 5904                             Page 23

                          PART V -- GENERAL PROVISIONS


SECTION 5.01 CONTRACT

The Contract constitutes the entire contract between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant. Nothing in the enrollment form referred to in Section 1.05, the administrative agreement referred to in
Section 1.06, the trust agreement referred to in Section 5.08 nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Cash Value, Account Balance, Annuity Value, or Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 5.02 STATUTORY COMPLIANCE

Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but shall not be limited to, the right to conform the Contract and any certificate to reflect changes in the Internal Revenue Code, or in regulations or published rulings of the Internal Revenue Service, so that each such certificate will continue to be an Annuity covered under Section 72 of the Internal Revenue Code.

Any Annuity Benefit, Accrued Values, Account Balance or death or disability benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 5.03 ASSIGNMENTS AND NON-TRANSFERABILITY

The entire interest of any Participant under the Contract is nonforfeitable.

No interest of a Participant under the Contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under the Contract may be assigned or encumbered by the payee and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.


No. 15,000                          AC 5904                              Page 24

SECTION 5.04 BENEFICIARY

Each Participant, as of such Participant's Enrollment Date, is to provide Equitable with an initial designation of a beneficiary or beneficiaries entitled to receive any payment with respect to such participant becoming due under the Contract after the death of the Participant. The Participant may change such designation from time to time. Any such designation or change will be made by written notice on a form satisfactory to Equitable. A change will, upon receipt at a designated Equitable Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the designation, if a Participant has designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive the Participant, and if more than one survive they will share equally.

If upon the death of a person there is no designated beneficiary then living entitled to receive any single sum payment or any remaining periodic payments then becoming due to a beneficiary with respect to a Participant, Equitable shall pay such single sum payment or the commuted values of such periodic payments to the first surviving class of the following classes of successive preference beneficiaries: (a) the Participant's surviving spouse, (b) the Participant's surviving children, (c) the executors or administrators of the person upon whose death the payment becomes due.

Any commuted value shall be determined on the basis of compound interest at the rate determined by Equitable as consistent with the actuarial basis used in providing the annuity benefits.

If the Participant so elects in writing, any amount that would otherwise be payable to the beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is no election in effect to apply the Death Benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 5.05 FUTURE PARTICIPANTS

Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 5.06 DEFERMENT

Except as provided in this Section, payments by Equitable from the Participant's Account pursuant to the provisions of Sections 3.06, 3.09, and
Section 3.10 will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death or disability of the Participant.

No. 15,000                          AC 5904                             Page 25

During any period when (i) the sale of securities or the determination of the Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in a Separate Account, Equitable reserves the right:

   (a) to defer payment of the Account Balance of a Participant's Investment Account other than the Guaranteed Rate Account;

   (b) to defer payment of any portion of a death or disability benefit arising from an amount in a Participant's Investment Accounts other than the Guaranteed Rate Account, or

   (c) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

Payments by Equitable from the Guaranteed Rate Account pursuant to Section 3.06, Section 3.09 or Section 3.10 or any commuted payments arising from an annuity pursuant to Section 4.05 may be deferred for up to six months after receipt of a written request for such withdrawal or termination, receipt of due proof of disability or death of the Participant, or receipt of due documentation for such commutation. Interest at the applicable Guarantee Rate for the amount withdrawn will be allowed on any payment deferred for 30 days or more.

SECTION 5.07 ANNUAL NOTICE

As soon as practicable after the end of each calendar year Equitable, provided an Account is being maintained for the Participant at the end of such calendar year, will furnish the Participant with a notice showing as of a specified recent date (1) the total number of Units credited to each Investment Account other than the Guaranteed Rate Account, (2) the Unit Value of such Investment Accounts, (3) the Account Balance of each Investment Account, (4) the sum of the Account Balances of each Investment Account, and (5) the Cash Value of the Guaranteed Rate Account.

SECTION 5.08 CONTRACT HOLDER RESPONSIBILITY

The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any plan, for payments to the Accounts, for any payments, distributions or duties thereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and with the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person.


No. 15,000                          AC 5904                             Page 26

SECTION 5.09 CERTIFICATE

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract. Nothing in the Contract will invalidate or impair any rights granted to a Participant in such certificates or under the New York Insurance Law.

SECTION 5.10 DISQUALIFICATION

In the event that an annuity purchased hereunder with respect to a Participant fails to qualify as an Annuity as described in Section 1.04, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such Participant under the Contract and pay to that Participant the sum of the Cash Values of the Participant's Guaranteed Rate Account and the Account Balances of the Participant's other Investment Accounts less a deduction for any applicable Participant Service Charge and for the appropriate part attributable to such Participant of any Federal income tax payable by Equitable which would not have been payable if such Participant had not had any annuity under the Contract.

SECTION 5.11 PARTICIPATION IN SURPLUS

The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned among such contracts as a dividend. Equitable shall determine the portion of such dividend to be allocated to the Contract; however, the amount thereof is expected to be minimal. Any amount allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned. Dividends will be payable to the Participant's Account and allocated in accordance with the Account Balances in the Guaranteed Rate Accounts maintained for Participants under this Contract. Dividends will be assigned to the Guarantee of the shortest Duration to which contributions are being assigned during the Contribution Quarter when the dividend is paid.



No. 15,000                          AC 5904                             Page 27

APPLICATION FOR GROUP ANNUITY CONTRACT

To:

The EQUITABLE Life Assurance Society of the United States







                    UNITED STATES TRUST COMPANY OF NEW YORK


--------------------------------------------------------------------------------
                       (hereinafter called the Applicant)





                    45 Wall Street, New York, New York 10005



of
  ------------------------------------------------------------------------------
                        (Applicant's Head Office Address)


HEREBY APPLIES for a Group Annuity Contract in the form attached, and approves and accepts the terms of such Group Annuity Contract. This application supersedes any application for the said contract previously signed by the Applicant.

This contract will take effect as of ---------------------  1, 1983.


                                        Dated
at
  --------------------------------

                                        Signature of
                                        Applicant
                                                 ------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        Official
                                        Title
                                             ----------------------------------

No. 15,000                          AC 5904                             Page 28

           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES



Effective as of the dates specified below, or your Participation Date, whichever is later, we have amended Group Annuity Contract AC 5904 as follows:



1. The Equitable office address on page 3 is amended as of November 1, 1985 to read as follows:


                         "The Equitable Life Assurance Society
                          P.O. Box 2509
                          General Post Office
                          New York, New York 10116."



2. Section 1.02 entitled "Plan" is amended, as of January 1, 1985, to read as follows:


       "The term "Plan" means a program established by an Employer described in clause (ii) of Section 1.01, for the purchase of Annuities on behalf of employees under the Contract, which program is not exempt under 29 Code of Federal Regulations Section 2510.3-2(f) and is therefore an "employee pension benefit plan" subject to the requirements of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") as it may be amended from time to time."

3. Section 1.04 entitled "Annuity" is amended, as of January 1, 1985, to read as follows:


       "The term "Annuity" means an annuity purchased in accordance with the terms of the Salary Reduction Agreement, program or Plan which annuity meets the requirements of Section 403(b) of the Code."


4. In Section 1.07 entitled "Retirement Date" the following amendments are made:


       A. As of November 1, 1985 the third sentence of the first paragraph is amended to read as follows:


          "Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at:
          The Equitable Life Assurance Society, P.O. Box 2509, General Post Office, New York, New York 10116, or any other address that Equitable designates in written notice to the Participant."


       B. As of January 1, 1985 a new third paragraph is added to read as follows:

          "If participation under the Contract is pursuant to the terms of a Plan, the designation of, and any election to change the Retirement Date under this Section 1.07 shall be made by the Participant in accordance with this Section 1.07 and the terms of the Plan."


5. In Section 1.08 entitled "Definitions Relating to Guaranteed Rate Account" the following amendments are made:


       A. The definition of "Guarantee Rate" in the fourth paragraph thereof is amended as of February 1, 1986 by deleting the phrase "15 days" and placing in lieu thereof the phrase "10 days".


       B. The following last sentence is added to the definition of "Guarantee Withdrawal Charge" in the sixth paragraph thereof, as of January 1, 1986, to read as follows:


          "The Withdrawal Charge will be deducted from the remaining amounts in the Participant's Guarantee after the withdrawal payment is processed; except the Withdrawal Charge may be deducted from the withdrawal payment if there is an insufficient amount in the Participant's Guarantee to pay such charge."

6. In Section 3.03 entitled "Contributions" condition number 3 is amended as of February 1, 1986 by deleting the phrase "fifteen calendar days" both places it appears and by placing in lieu thereof the phrase "twenty calendar days."


7. In Section 3.04 entitled "Allocations" condition number 4 is amended as of February 1, 1986 by deleting the phrase "fifteen calendar days" in the second sentence thereof and by placing in lieu thereof the phrase "twenty calendar days."


8. In Section 3.05 entitled "Transfers" condition number 4 is amended as of February 1, 1986 by deleting the phrase "fifteen calendar days" in both places it appears and by placing in lieu thereof the phrase "twenty calendar days."


9. In Section 3.06 entitled "Partial Withdrawals" the third paragraph is amended as of January 1, 1986 to read as follows:


       "Upon partial withdrawal, Equitable will pay the Participant the lesser of (i) the amount of partial withdrawal requested or (ii) the sum of the Account Balances of his Investment Accounts other than the Guaranteed Rate Account. A processing charge of $5 will be deducted from the remaining Account Balances of the Participant's Investment Accounts after the partial withdrawal payment is processed; however, the processing charge may instead be deducted from the partial payment."


10. In Section 3.09 entitled "Termination of Participation" the first sentence is amended as of January 1, 1985 to read as follows:


       "Subject to any applicable restrictions under the terms of an Employer's program or Plan, and on or before a Participant's Retirement Date, the Participant may elect by written notice to terminate participation under the Contract."


11. In Section 3.10 entitled "Death or Disability Benefit" the last sentence of the first paragraph is amended as of November 1, 1985 to read as follows:


       "Due proof of such death or disability must be received by Equitable at:
       The Equitable Life Assurance Society, P.O. Box 2509, General Post Office, New York, New York 10116, or any other address Equitable designates in written notice to the Participant."


12. In Section 4.04 entitled "Periodic Distribution Option" the following amendments are made as of January 1, 1986:


       A) The last sentence of Condition number 2 is amended by deleting it and replacing it with the following two sentences:


          "2. The amount of each such monthly installment payment shall be determined by dividing the sum of the Account Balances of the Participant's Investment Accounts as of the first day of each such month by the number of months then remaining under the periodic distribution option. A monthly transaction charge of $1.50 will be deducted proportionately from the remaining Account Balances of the Participant's Investment Accounts after each such monthly installment payment is determined, provided, however, that the transaction charge of $1.50 may be deducted from the last payment made."


       B. Condition number 3 is amended to read as follows:


          "3. Each monthly installment payment will be withdrawn from the Participant's Investment Accounts in proportion to the amount of the Participant's interest in each such Investment Account immediately before such payment is made."

13. New Section 4.06 is added as of January 1, 1985 to read as follows:


       "Section 4.06 SPECIAL ANNUITY AND SPOUSAL
                     CONSENT PROVISIONS APPLICABLE
                     TO PLANS

"If participation under the Contract is pursuant to the terms of a Plan, then the provisions of this Section 4.06 shall supersede any contrary provisions in the Contract and Certificate.


"Unless a married Participant and his or her spouse elect otherwise in accordance with the terms of the Plan and as provided in this Section 4.06, Account Balances payable pursuant to the terms of the Contract shall be paid to the Participant in the form of a "Qualified Joint and Survivor Annuity." A "Qualified Joint and Survivor Annuity" is an Annuity Benefit in which the Amount Applied is applied to provide an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is not less than 50% and not more than 100% of the annuity which is payable during the joint lives of the Participant and his or her spouse. If the Participant is unmarried and does not elect otherwise, the Amount Applied shall be applied to provide an annuity for his or her life.

"In addition, unless a contrary election is made pursuant to the terms of the Plan and this Section 4.06, if a married Participant dies before payment of his or her Account Balances have commenced, then the Amount Applied shall be applied to purchase an annuity for the life of the Participant's spouse.

"The Participant may elect, on a form acceptable to Equitable, within the 90 consecutive day period before the date as of which payment of the value of the Account Balances is to commence, not to have the Amount Applied applied to provide a Qualified Joint and Survivor Annuity, or if he or she is not married, a life annuity, in which case he or she may elect any other form of payment available under the terms of the Plan and the Contract. The Participant may also elect, on a form acceptable to Equitable, on the first day of the Plan year in which he or she turns age 35 (or if he or she ceases to work for the Employer prior to that Plan year, as of the date he or she ceases to work for the Employer) for a beneficiary other than the spouse to receive payment of the value of the Account Balances in the event of his or her death (less any applicable charges and taxes as determined by Equitable). An election under either of the two preceding sentences must be consented to by the Participant's spouse, if applicable, in writing before a notary or a representative of the Plan and must be limited to a benefit for a specific alternate beneficiary. However, no spousal consent will be required if the Participant can prove to the satisfaction of the Employer and Equitable, that he or she has no spouse or else that he or she cannot locate the spouse. Each election to designate a beneficiary other than the Participant's spouse must be consented to by the spouse and any election made under this paragraph to waive the spouse's benefits may be revoked without the consent of the spouse at any time prior to the date as of which payments commence. Any consent to waive the spouse's benefits shall be valid only with regard to the spouse who signs it. Any new waiver or change of beneficiary shall require new spousal consent.

"The provisions requiring spousal consent in this Section 4.06 shall also apply with regard to a Participant's election to withdraw his or her Account Balances pursuant to Sections 3.06 or 3.09. A spouse's written consent, witnessed by a representative of the Plan or notary, must be given on a form acceptable to Equitable within the 90 consecutive day period prior to such withdrawal unless the Participant can show that he or she is not married or his or her spouse cannot be located.

"The foregoing notwithstanding, if the present value of the Participant's Account Balances on the date payment is to commence is less than $2,000, Equitable may choose to make payment in a single sum rather than in the form of a Qualified

Joint and Survivor Annuity or life annuity as described herein.

"Upon any payment made pursuant to this Section 4.06, Equitable will be released from any and all liability for payment with respect to the contributions made for the Participant."





/s/ Rodney L. Enochs                   /s/ John B. Carter
----------------------------           ----------------------------
Vice President and Secretary           President

           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


Effective as of the dates specified below, or your Participation Date, whichever is later, we have amended the Certificate issued under Group Annuity Contract AC 5904 as follows:



1. The Equitable office address on page 3 is amended as of November 1, 1985 to read as follows:


                         "The Equitable Life Assurance Society
                          P.O. Box 2509
                          General Post Office
                          New York, New York 10116."



2. Section 1.02 entitled "Plan" is amended, as of January 1, 1985, to read as follows:

       "The term "Plan" means a program established by an Employer described in clause (ii) of Section 1.01, for the purchase of Annuities on behalf of employees under the Contract, which program is not exempt under 29 Code of Federal Regulations Section 2510.3-2(f) and is therefore an "employee pension benefit plan" subject to the requirements of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") as it may be amended from time to time."

3. Section 1.04 entitled "Annuity" is amended, as of January 1, 1985, to read as follows:

       "The term "Annuity" means an annuity purchased in accordance with the terms of the Salary Reduction Agreement, program or Plan which annuity meets the requirements of Section 403(b) of the Code."

4. In Section 1.07 entitled "Retirement Date" the following amendments are made:

       A. As of November 1, 1985 the third sentence of the first paragraph is amended to read as follows:

          "Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at:
          The Equitable Life Assurance Society, P.O. Box 2509, General Post Office, New York, New York 10116, or any other address that Equitable designates in written notice to the Participant."

       B. As of January 1, 1985 a new third paragraph is added to read as follows:

          "If participation under the Contract is pursuant to the terms of a Plan, the designation of, and any election to change the Retirement Date under this Section 1.07 shall be made by the Participant in accordance with this Section 1.07 and the terms of the Plan."

5. In Section 1.08 entitled "Definitions Relating to Guaranteed Rate Account" the following amendments are made:

       A. The definition of "Guarantee Rate" in the fourth paragraph thereof is amended as of February 1, 1986 by deleting the phrase "15 days" and placing in lieu thereof the phrase "10 days".

       B. The following last sentence is added to the definition of "Guarantee Withdrawal Charge" in the sixth paragraph thereof, as of January 1, 1986, to read as follows:

          "The Withdrawal Charge will be deducted from the remaining amounts in the Participant's Guarantee after the withdrawal payment is processed; except the Withdrawal Charge may be deducted from the withdrawal payment if there is an insufficient amount in the Participant's Guarantee to pay such charge."

6. In Section 3.03 entitled "Contributions" condition number 3 is amended as of February 1, 1986 by deleting the phrase "fifteen calendar days" both places it appears and by placing in lieu thereof the phrase "twenty calendar days."

7. In Section 3.04 entitled "Allocations" condition number 4 is amended as of February 1, 1986 by deleting the phrase "fifteen calendar days" in the second sentence thereof and by placing in lieu thereof the phrase "twenty calendar days."

8. In Section 3.05 entitled "Transfers" condition number 4 is amended as of February 1, 1986 by deleting the phrase "fifteen calendar days" in both places it appears and by placing in lieu thereof the phrase "twenty calendar days."

9. In Section 3.06 entitled "Partial Withdrawals" the third paragraph is amended as of January 1, 1986 to read as follows:

       "Upon partial withdrawal, Equitable will pay the Participant the lesser of (i) the amount of partial withdrawal requested or (ii) the sum of the Account Balances of his Investment Accounts other than the Guaranteed Rate Account. A processing charge of $5 will be deducted from the remaining Account Balances of the Participant's Investment Accounts after the partial withdrawal payment is processed; however, the processing charge may instead be deducted from the partial payment."

10. In Section 3.09 entitled "Termination of Participation" the first sentence is amended as of January 1, 1985 to read as follows:

       "Subject to any applicable restrictions under the terms of an Employer's program or Plan, and on or before a Participant's Retirement Date, the Participant may elect by written notice to terminate participation under the Contract."

11. In Section 3.10 entitled "Death or Disability Benefit" the last sentence of the first paragraph is amended as of November 1, 1985 to read as follows:

       "Due proof of such death or disability must be received by Equitable at:
       The Equitable Life Assurance Society, P.O. Box 2509, General Post Office, New York, New York 10116, or any other address Equitable designates in written notice to the Participant."

12. In Section 4.04 entitled "Periodic Distribution Option" the following amendments are made as of January 1, 1986:

       A) The last sentence of Condition number 2 is amended by deleting it and replacing it with the following two sentences:

          "2. The amount of each such monthly installment payment shall be determined by dividing the sum of the Account Balances of the Participant's Investment Accounts as of the first day of each such month by the number of months then remaining under the periodic distribution option. A monthly transaction charge of $1.50 will be deducted proportionately from the remaining Account Balances of the Participant's Investment Accounts after each such monthly installment payment is determined, provided, however, that the transaction charge of $1.50 may be deducted from the last payment made."

       B. Condition number 3 is amended to read as follows:

          "3. Each monthly installment payment will be withdrawn from the Participant's Investment Accounts in proportion to the amount of the Participant's interest in each such Investment Account immediately before such payment is made."

13. New Section 4.06 is added as of January 1, 1985 to read as follows:


       "Section 4.06 SPECIAL ANNUITY AND SPOUSAL
                     CONSENT PROVISIONS APPLICABLE
                     TO PLANS

"If participation under the Contract is pursuant to the terms of a Plan, then the provisions of this Section 4.06 shall supersede any contrary provisions in the Contract and Certificate.

"Unless a married Participant and his or her spouse elect otherwise in accordance with the terms of the Plan and as provided in this Section 4.06, Account Balances payable pursuant to the terms of the Contract shall be paid to the Participant in the form of a "Qualified Joint and Survivor Annuity." A "Qualified Joint and Survivor Annuity" is an Annuity Benefit in which the Amount Applied is applied to provide an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is not less than 50% and not more than 100% of the annuity which is payable during the joint lives of the Participant and his or her spouse. If the Participant is unmarried and does not elect otherwise, the Amount Applied shall be applied to provide an annuity for his or her life.

"In addition, unless a contrary election is made pursuant to the terms of the Plan and this Section 4.06, if a married Participant dies before payment of his or her Account Balances have commenced, then the Amount Applied shall be applied to purchase an annuity for the life of the Participant's spouse.

"The Participant may elect, on a form acceptable to Equitable, within the 90 consecutive day period before the date as of which payment of the value of the Account Balances is to commence, not to have the Amount Applied applied to provide a Qualified Joint and Survivor Annuity, or if he or she is not married, a life annuity, in which case he or she may elect any other form of payment available under the terms of the Plan and the Contract. The Participant may also elect, on a form acceptable to Equitable, on the first day of the Plan year in which he or she turns age 35 (or if he or she ceases to work for the Employer prior to that Plan year, as of the date he or she ceases to work for the Employer) for a beneficiary other than the spouse to receive payment of the value of the Account Balances in the event of his or her death (less any applicable charges and taxes as determined by Equitable). An election under either of the two preceding sentences must be consented to by the Participant's spouse, if applicable, in writing before a notary or a representative of the Plan and must be limited to a benefit for a specific alternate beneficiary. However, no spousal consent will be required if the Participant can prove to the satisfaction of the Employer and Equitable, that he or she has no spouse or else that he or she cannot locate the spouse. Each election to designate a beneficiary other than the Participant's spouse must be consented to by the spouse and any election made under this paragraph to waive the spouse's benefits may be revoked without the consent of the spouse at any time prior to the date as of which payments commence. Any consent to waive the spouse's benefits shall be valid only with regard to the spouse who signs it. Any new waiver or change of beneficiary shall require new spousal consent.

"The provisions requiring spousal consent in this Section 4.06 shall also apply with regard to a Participant's election to withdraw his or her Account Balances pursuant to Sections 3.06 or 3.09. A spouse's written consent, witnessed by a representative of the Plan or notary, must be given on a form acceptable to Equitable within the 90 consecutive day period prior to such withdrawal unless the Participant can show that he or she is not married or his or her spouse cannot be located.

"The foregoing notwithstanding, if the present value of the Participant's Account Balances on the date payment is to commence is less than $2,000, Equitable may choose to make payment in a single sum rather than in the form of a Qualified

Joint and Survivor Annuity or life annuity as described herein.

"Upon any payment made pursuant to this Section 4.06, Equitable will be released from any and all liability for payment with respect to the contributions made for the Participant."







/s/ Rodney L. Enochs Vice              /s/ John B. Carter
-------------------------              ------------------
President and Secretary                President